                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 8, 1998 included in Entegris, Inc.'s Amendment No. 5 to Form S-1 on the August 31, 1998 and 1997 consolidated financial statements of Empak, Inc. and subsidiaries and to all references to our firm included in this registration statement.

                                           /s/ Arthur Andersen LLP

Denver, Colorado

July 6, 2000